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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 26, 2001


                            SOUTHWEST GAS CORPORATION
             (Exact name of registrant as specified in its charter)


               California                      1-7850            88-0085720
     (State or other jurisdiction of         (Commission      (I.R.S. Employer
     incorporation or organization)          File Number)    Identification No.)

       5241 Spring Mountain Road
         Post Office Box 98510
           Las Vegas, Nevada                                     89193-8510
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (702) 876-7237





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Item 5.    Other Events and Regulation FD Disclosure

Southwest Gas Corporation (Southwest) and certain of its current and former directors have reached a settlement in principle with the named shareholder plaintiffs in the Klein class action pending in U.S. District Court for the Southern District of California (Case No. 99 cv 1891-L (JAH)). The settlement in principle, which is subject to final court approval, will include a class of all holders and purchasers of Southwest stock at any time from December 14, 1998 through January 21, 2000.

According to the terms of the settlement, Southwest shareholders will support Southwest in its claims against Southern Union Company (Southern Union) and ONEOK, Inc. (ONEOK) in litigation currently pending in federal court in Arizona (Arizona Litigation). The Arizona Litigation relates to the terminated acquisition of Southwest by ONEOK and the rejection by Southwest of competing offers from Southern Union.

The settlement also provides, among other things, that Southwest shareholder class members will receive one of the following payments upon the first occurrence of any of these contingent events: (i) $22 million if Southwest enters into a business combination with a third party within 36 months; (ii) 50 percent of the first $54 million of any recovery from Southern Union or ONEOK by Southwest, after litigation expenses; or, (iii) $9.5 million, from Southwest's insurers if within 36 months neither of the two previous events have occurred. The settlement also includes full mutual releases and the payment of $7 million of attorney's fees for the shareholder class to be paid by Southwest's insurers.

Notices will be sent to shareholders in early August detailing the settlement. Shareholders will have one month to respond. If shareholders agree to the settlement, final court approval will be sought in the third quarter of 2001.

This filing may contain statements which constitute "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting the business and financial results of Southwest could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, natural gas prices, the effects of regulation/deregulation, the timing and amount of rate relief, changes in capital requirements and funding, resolution of pending litigation, acquisitions, and competition.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SOUTHWEST GAS CORPORATION

Date:  July 31, 2001                         /s/ ROY R. CENTRELLA
                                       ---------------------------------
                                               Roy R. Centrella
                                                  Controller